State of Delaware
Secretary of State
Division of Corporations
Delivered 10:13 PM 11/14/2006
FILED 10:13 PM 11/14/2006
SRV 061044793 - 3547826 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

OF

INNOVA ROBOTICS AND AUTOMATION, INC.
(a Delaware corporation)

INTO

INNOVA HOLDINGS, INC.
(a Delaware corporation)

Under Section 253 of the Delaware General Corporation Law

The undersigned corporation does hereby certify as follows:

FIRST: Innova Holdings, Inc. (the "Corporation") is a business corporation of the State of Delaware. The Certificate of Incorporation was filed with the Secretary of State on July 15, 2002.

SECOND: The Corporation is the owner of all of the outstanding shares of the stock of Innova Robotics and Automation, Inc. which is also a business corporation of the State of Delaware.

THIRD: On November 3, 2006, the Board of Directors of the Corporation adopted the following resolutions to merge Innova Robotics and Automation, Inc. into the Corporation:

> RESOLVED that Innova Robotics and Automation, Inc. be merged into this Corporation, and that all of the estate, property, rights, privileges, powers and franchises of Innova Robotics and Automation, Inc. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Innova Robotics and Automation, Inc. in its name; and further
>
> RESOLVED that this Corporation shall assume all of the obligations of Innova Robotics and Automation, Inc.; and further
>
> RESOLVED, that the officers of this Corporation be, and they and each of them hereby is, authorized, empowered and instructed to file a Certificate of Ownership and Merger of Innova Robotics and Automation, Inc. into this Corporation pursuant to Section 253 of the Delaware General Corporation Law and to take such other

action as they may deem necessary or advisable in order to effect the merger of into this Corporation, the taking of such action to be conclusive evidence as to the necessity or advisability therefor; and further

RESOLVED, that the merger of Innova Robotics and Automation, Inc. shall be effective on November 17, 2006; and further

RESOLVED, that the officers of this Corporation be, and they hereby are, authorized and empowered to certify as to the adoption of any or all of the foregoing resolutions.

Dated: November 13, 2006

INNOVA HOLDINGS, INC.

By: /s/ Walter K. Weisel
Walter K. Weisel, Chief Executive Officer